Exhibit 4.9
Execution Version

U.S.$140,000,000
AMENDED AND RESTATED WORKING CAPITAL FACILITY CREDIT AGREEMENT
among
CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V.,
as Borrower,
THE SEVERAL TRANCHE A LENDERS FROM TIME TO TIME PARTIES HERETO,
THE SEVERAL TRANCHE B LENDERS FROM TIME TO TIME PARTIES HERETO,
and
WESTLB AG, NEW YORK BRANCH,
as Working Capital Facility Administrative Agent
Dated as of October 13, 2010

Clause		Page

	ARTICLE 5
	AFFIRMATIVE COVENANTS

Section 5.1	Affirmative Covenants of the Borrower	21

	ARTICLE 6 NEGATIVE COVENANTS

Section 6.1	Negative Covenants of the Borrower	21

	ARTICLE 7 REPORTING OBLIGATIONS

Section 7.1	Reporting Obligations of the Borrower	21

	ARTICLE 8 EVENTS OF DEFAULT

Section 8.1	Events of Default; Remedies	21

	ARTICLE 9
	THE WORKING CAPITAL FACILITY ADMINISTRATIVE
	AGENT

Section 9.1	Appointment	22
Section 9.2	Delegation of Duties	22
Section 9.3	Exculpatory Provisions	23
Section 9.4	Reliance by Working Capital Facility Administrative Agent	23
Section 9.5	Notice of Default	23
Section 9.6	Non-Reliance on Working Capital Facility Administrative Agent and Other Working Capital Facility Lenders	24
Section 9.7	Indemnification	24
Section 9.8	Agent in Its Individual Capacity	25
Section 9.9	Successor Working Capital Facility Administrative Agent	25

	ARTICLE 10 MISCELLANEOUS

Section 10.1	Incorporation of Miscellaneous Provisions by Reference	26
Section 10.2	Amendments and Waivers	26
Section 10.3	Notices	27

SCHEDULES:
1	Commitments
EXHIBITS:
A	Form of Assignment and Assumption
B	Form of Interest Rate Notice
C	Form of Working Capital Facility Notice of Borrowing
D	Form of Disbursement LC
E	Form of Guarantor Confirmation

     AMENDED AND RESTATED WORKING CAPITAL FACILITY CREDIT AGREEMENT (this “Agreement”), dated as of October 13, 2010, among CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Borrower”), the Tranche A Lenders (as defined below), the Tranche B Lenders (as defined below), and WESTLB AG, NEW YORK BRANCH, as working capital facility administrative agent (the “Working Capital Facility Administrative Agent”).
WITNESSETH;
     WHEREAS, the Borrower, the Working Capital Facility Lenders party thereto and the Working Capital Facility Administrative Agent have entered into the Working Capital Facility Credit Agreement (the “Existing Working Capital Facility Credit Agreement”) dated as of October 19, 2007;
     WHEREAS, the Working Capital Facility Lenders party to the Existing Working Capital Facility Credit Agreement have, prior to the Amendment Effective Date, extended certain Working Capital Loans to the Borrower pursuant to the Existing Working Capital Facility Credit Agreement (such Working Capital Loans, the “Existing Working Capital Loans”);
     WHEREAS, the Borrower has requested that the Existing Working Capital Loans be deemed to be Tranche A-1 Loans, that the Tranche A Lenders and Tranche B Lenders extend Working Capital Loans on the terms and conditions set forth herein to the Borrower in an aggregate amount of up to one hundred and forty million U.S. Dollars (U.S.$140,000,000) and that the Existing Working Capital Facility Credit Agreement be amended and restated in its entirety as set forth in this Agreement; and
     WHEREAS, the Working Capital Facility Lenders under the Existing Working Capital Facility Credit Agreement and the Working Capital Facility Administrative Agent are willing to amend and restate the Existing Working Capital Facility Credit Agreement, the Tranche B Lenders are willing to become party to this Agreement and the Tranche A Lenders and the Tranche B Lenders are willing to extend to the Borrower from time to time Working Capital Loans on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, the parties hereto hereby agree (a) that the Existing Working Capital Facility Credit Agreement is hereby amended and restated, and (b) further as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1:
     “Additional Works”: means works that (a) have been requested by CFE following the date of execution of the Public Works Contract, (b) were performed at unit prices (whether such unit prices are contemplated in the Public Works Contract or subsequently agreed between CFE and the Borrower), (c) were not included in the original contractual quantities and (d) do not constitute Project Costs included in the Construction Budget delivered pursuant to Section

4.01(i) of the Common Agreement and attached as Annex F to the certificate, dated as of November 6, 2007, delivered by the Borrower to the Intercreditor Agent.
     “Agent Indemnitee”: as defined in Section 9.7.
     “Agreement”: as defined in the preamble hereto.
     “Amendment Effective Date” means October 13, 2010.
     “Amendment No.1 to the Depositary Agreement”: means an amendment to the Depositary Agreement made in accordance with the terms of the Financing Documents and in form and substance acceptable to the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders.
     “Amendment No.1 to the Intercreditor Agreement”: means an amendment to the Intercreditor Agreement made in accordance with the terms of the Financing Documents and in form and substance acceptable to the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders.
     “Amendment No.1 to the U.S. Security Agreement”: means an amendment to the U.S. Security Agreement made in accordance with the terms of the Financing Documents and in form and substance acceptable to the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders.
     “Applicable Margin”: means, on any date of determination, for an ABR Loan: 1.00% per annum, or for a Eurodollar Loan: 0.75% per annum.
     “Applicable Expansion Margin”: means, on any date of determination, for each:
     (i) Tranche A-2 Loan that is an ABR Loan, 3.25% per annum;
     (ii) Tranche A-2 Loan that is a Eurodollar Loan, 3.00% per annum;
     (iii) Tranche B Loan that is an ABR Loan, 4.50% per annum; and
     (iii) Tranche B Loan that is a Eurodollar Loan, 4.25% per annum.
     “Approved Fund”: as defined in Section 10.5(b).
     “Assignee”: as defined in Section 10.5(b).
     “Assignment”: an Assignment and Assumption, substantially in the form of Exhibit A.
     “Availability Period”: with respect to the Working Capital Loans, the period from the Signing Date until the earliest of (i) the date that is thirty (30) days after the Signing Date in the event that the Initial Closing Date shall not have occurred by such date, (ii) full utilization of the amounts available under the aggregate Working Capital Facility Commitments, and (iii) the Loan Maturity Date.

     “Benefitted Lender”: as defined in Section 10.6(a).
     “Borrower”: as defined in the preamble hereto.
     “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Working Capital Facility Lenders to make Working Capital Loans hereunder.
     “Consent, Joinder, Waiver and Amendment No.3 to the Common Agreement”: means a consent, joinder, waiver and amendment to the Common Agreement made in accordance with the terms of the Financing Documents and in form and substance acceptable to the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders.
     “Cost Certificate”: a certificate, in substantially the form of Schedule I to Exhibit C hereto, duly executed and delivered by the Borrower’s Financial Representative to the Working Capital Facility Administrative Agent and the Independent Engineer pursuant to Section 4.02(a) of the Common Agreement and Section 2.2(b) of this Agreement in connection with each Working Capital Facility Borrowing.
     “Critical Event”: has the meaning assigned to Evento Crítico in the Public Works Contract.
     “Critical Event Date”: has the meaning assigned to Fecha de Evento Crítico in the Public Works Contract.
     “Disbursement LC Provider”: an Acceptable LC Provider (or any other financial institution acceptable to the Working Capital Facility Administrative Agent in its sole discretion) issuing or, if applicable, confirming any Disbursement LC.
     “Disbursement LCs”: means, collectively, the standby letters of credit, each in substantially the form of Exhibit D to this Agreement (or otherwise in form and substance acceptable to the Working Capital Facility Administrative Agent), issued or confirmed by the Disbursement LC Providers in favor of the Working Capital Facility Administrative Agent.
     “Existing Working Capital Facility Credit Agreement”: as defined in the Recitals.
     “Existing Working Capital Loans”: as defined in the Recitals.
     “Funding Office”: the office of the Working Capital Facility Administrative Agent set forth on its signature page to the Common Agreement or such other office as may be specified from time to time by the Working Capital Facility Administrative Agent as its funding office by written notice to the Borrower and the Working Capital Facility Lenders.
     “ICA Confirmation”: written confirmation from ICA, substantially in the form of Exhibit E hereto, that the ICA Guarantee shall remain in full force and effect following the Amendment Effective Date.

     “Interest Payment Date”: (a) as to any ABR Loan, the last day of each calendar month to occur while such ABR Loan is outstanding and the final maturity date of such ABR Loan, (b) as to any Eurodollar Loan having an Interest Period of one month, the last day of such Interest Period and (c) as to any Working Capital Loan (other than any Working Capital Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.
     “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month thereafter, as set forth by the Borrower in its Working Capital Facility Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter, as set forth by the Borrower by irrevocable notice to the Working Capital Facility Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (ii) the Borrower may not select an Interest Period that would extend beyond the Loan Maturity Date;
     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
     (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Eurodollar Loan.
     “Interest Rate Notice”: as defined in Section 2.2(c).
     “Monthly Payment Date”: the earlier of (i) the date of any Working Capital Facility Borrowing in each calendar month and (ii), if no Working Capital Facility Borrowing has occurred in a calendar month, the last Business Day of such calendar month.
     “Nacional and Alcance Confirmation”: written confirmation from Nacional and Alcance, substantially in the form of Exhibit E hereto, that the Nacional Guarantee shall remain in full force and effect following the Amendment Effective Date.
     “Participant”: as defined in Section 10.5(c).
     “Permissible Critical Event Delay”: means any delay in achieving any Critical Event (other than the Provisional Acceptance of the First Unit or the Project Completion) on the date set forth therefor on the Construction Schedule (a) that is excused pursuant to Section 13.3(b) of the Public Works Contract, provided that (i) such delay does not equal or exceed sixty (60) days in the aggregate and (ii) all documented financial costs incurred by the Borrower as a result of such delay are being paid by CFE to the Borrower when due in accordance with the Public Works Contract (or CFE has recognized in a writing executed after the occurrence of the relevant act or omission of CFE (which writing is in form and substance satisfactory to the Working Capital Facility Administrative Agent) its obligation to pay such amounts not later than on the Loan Maturity Date), (b) that is excused pursuant to Section 13.3(a) of the Public Works Contract as the result of Governmental Force Majeure, provided that such delay does not equal or exceed sixty (60) days in the aggregate, (c) that is excused pursuant to Section 13.3(a) of the Public Works Contract as the result of an Event of Force Majeure which does not continue for more than one hundred eighty (180) consecutive days or two hundred seventy (270) cumulative days, (d) that is excused pursuant to a written waiver validly executed and delivered by CFE, a copy of which (certified as true, correct and complete by the Borrower) shall have been provided to the Working Capital Facility Administrative Agent or (e) that is attributable to any other reason (other than a Commission PWC Event of Default or an Event of Force Majeure), provided that (i) such delay does not equal or exceed thirty (30) days and (ii) the Working Capital Facility Administrative Agent is satisfied that all amounts payable to CFE under the Public Works Contract during the period of such delay will be made pursuant to the Public Works Contract and the Performance Guarantee, and, in each of (a), (b), (c) and (d), provided CFE shall provided a written acknowledgement to the Borrower, a copy of which (certified as true, correct and complete by the Borrower) shall have been provided to the Working Capital Facility Administrative Agent, that the delay is excusable under Section 13.3(a), 13.3(b) of the Public Works Contract or such waiver, as applicable; provided that after giving effect to any such delay under (a), (b), (c), (d) and (e) above the representations and warranties set forth in subsection 5.01(dd) of the Common Agreement are true and correct.
     “Register”: as defined in Section 10.5(b).
     “Tranche A Commitment”: collectively, the Tranche A-1 Commitment and the Tranche A-2 Commitment.
     “Tranche A Lenders”: collectively, the Tranche A-1 Lenders and the Tranche A-2 Lenders.
     “Tranche A Loan”: each Tranche A-1 Loan and Tranche A-2 Loan.
     “Tranche A-1 Borrowing”: means a borrowing under this Agreement consisting of Tranche A-1 Loans of the same Type and Interest Period and made on the same day by one or more Tranche A-1 Lenders, as thereafter continued and/or converted.
     “Tranche A-1 Commitment”: as to any Tranche A-1 Lender, the obligation of such Tranche A-1 Lender to make a Tranche A-1 Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Tranche A-1 Lender’s name on Schedule 1 or in the Assignment pursuant to which such Tranche A-1 Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As of the Amendment Effective Date, the aggregate amount of the Tranche A-1 Commitments shall be eighty million U.S. Dollars (U.S.$80,000,000).
     “Tranche A-1 Lenders”: the several banks and other financial institutions or entities identified as “Tranche A-1 Lenders” in the signature pages hereof or which become Tranche A-1 Lenders pursuant to the terms of this Agreement; provided, that unless the context otherwise requires, each reference herein to the Tranche A-1 Lenders shall be deemed to include any Conduit Lender who extends a Tranche A-1 Loan to the Borrower.
     “Tranche A-1 Loan”: any loan made by any Tranche A-1 Lender pursuant to this Agreement.
     “Tranche A-1 Percentage”: in respect of any Tranche A-1 Lender, the percentage set forth next to such Lender’s name under the column entitled “Tranche A-1 Percentage” on Schedule 1 (as reduced or increased by later Assignments) or in the Assignment pursuant to which such Lender became a Tranche A-1 Lender.
     “Tranche A-2 Borrowing”: means a borrowing under this Agreement consisting of Tranche A-2 Loans of the same Type and Interest Period and made on the same day by one or more Tranche A-2 Lenders, as thereafter continued and/or converted.
     “Tranche A-2 Commitment”: as to any Tranche A-2 Lender, the obligation of such Tranche A-2 Lender to make a Tranche A-2 Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Tranche A-2 Lender’s name on Schedule 1 or in the Assignment pursuant to which such Tranche A-2 Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As of the Amendment Effective Date, the aggregate amount of the Tranche A-2 Commitments shall be thirty million U.S. Dollars (U.S.$30,000,000).
     “Tranche A-2 Lenders”: the several banks and other financial institutions or entities identified as “Tranche A-2 Lenders” in the signature pages hereof or which become Tranche A-2 Lenders pursuant to the terms of this Agreement; provided, that unless the context otherwise requires, each reference herein to the Tranche A-2 Lenders shall be deemed to include any Conduit Lender who extends a Tranche A-2 Loan to the Borrower.
     “Tranche A-2 Loan”: any loan made by any Tranche A-2 Lender pursuant to this Agreement.
     “Tranche A-2 Percentage”: in respect of any Tranche A-2 Lender, the percentage set forth next to such Lender’s name under the column entitled “Tranche A-2 Percentage” on Schedule 1 (as reduced or increased by later Assignments) or in the Assignment pursuant to which such Lender became a Tranche A-2 Lender.
     “Tranche B Borrowing”: means a borrowing under this Agreement consisting of Tranche B Loans of the same Type and Interest Period and made on the same day by one or more Tranche B Lenders, as thereafter continued and/or converted.

     “Tranche B Commitment”: as to any Tranche B Lender, the obligation of such Tranche B Lender to make a Tranche B Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Tranche B Lender’s name on Schedule 1 or in the Assignment pursuant to which such Tranche B Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As of the Amendment Effective Date, the aggregate amount of the Tranche B Commitments shall be thirty million U.S. Dollars (U.S.$30,000,000).
     “Tranche B Lenders”: the several banks and other financial institutions or entities identified as “Tranche B Lenders” in the signature pages hereof or which become Tranche B Lenders pursuant to the terms of this Agreement; provided, that unless the context otherwise requires, each reference herein to the Tranche B Lenders shall be deemed to include any Conduit Lender who extends a Tranche B Loan to the Borrower.
     “Tranche B Loan”: any loan made by any Tranche B Lender pursuant to this Agreement.
     “Tranche B Percentage”: in respect of any Tranche B Lender, the percentage set forth next to such Lender’s name under the column entitled “Tranche B Percentage” on Schedule 1 (as reduced or increased by later Assignments) or in the Assignment pursuant to which such Lender became a Tranche B Lender.
     “United States”: the United States of America.
     “Working Capital Facility Administrative Decision”: means (i) the determination of Eurodollar Base Rate and ABR from time to time and (ii) any of the other routine and administrative decisions, actions, authorizations, directions, approvals, determinations, waivers and consents that (a) do not relate to a Default or Event of Default (except to the limited extent set forth in the proviso in Section 9.5) and could not reasonably be expected to result in a Default or Event of Default, (b) could not have a Material Adverse Effect on the interests of any Secured Party and (c) do not constitute Fundamental Decisions or require the instruction or direction of the Working Capital Facility Administrative Agent by any Working Capital Facility Lender or Working Capital Facility Lenders or their approval or consent pursuant to the Common Agreement, the Intercreditor Agreement or the Working Capital Facility Credit Agreement.
     “Working Capital Facility Commitment”: collectively, the Tranche A Commitment and the Tranche B Commitment.
     “Working Capital Facility Expansion Documents”: collectively, (a) this Agreement, (b) Consent, Joinder, Waiver and Amendment No.3 to the Common Agreement, (c) Amendment No.1 to the Intercreditor Agreement (d) Amendment No.1 to the U.S. Security Agreement and (e) Amendment No. 1 to Depositary Agreement.
     “Working Capital Facility Lenders”: collectively, the Tranche A Lenders and the Tranche B Lenders.
     “Working Capital Facility Notice of Borrowing”: means the notice and related Cost Certificate, in substantially the form of Exhibit C hereto, duly executed and delivered by the

Borrower’s Financial Representative to the Working Capital Facility Administrative Agent and the Independent Engineer pursuant to Section 4.02(a) of the Common Agreement and Section 2.2(b) of this Agreement in connection with each Working Capital Facility Borrowing. Each Working Capital Facility Notice of Borrowing shall specify the amount of the requested Working Capital Facility Borrowing.
     “Working Capital Facility Percentage”: in respect of any Working Capital Facility Lender, a fraction (expressed as a percentage) (a) the numerator of which is the sum of (i) the aggregate outstanding principal amount of Working Capital Loans held by such Lender and (ii) the unutilized portion of the aggregate amount of Working Capital Facility Commitments of such Lender and (b) the denominator of which is the sum of (i) the aggregate outstanding principal amount of all Working Capital Loans held by all Working Capital Facility Lenders and (ii) the aggregate unutilized Working Capital Facility Commitments.
     “Working Capital Loan”: each Tranche A Loan and Tranche B Loan.
     Section 1.2 Other Definitional Provisions. (a) All capitalized terms used and not defined herein shall have the respective meanings assigned thereto in the Common Agreement.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     Section 1.3 Rules of Construction. The rules of construction set forth in Section 1.03 of the Common Agreement shall apply as if it were fully set out herein; provided, that, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.
ARTICLE 2
AMOUNT AND TERMS OF COMMITMENTS
     Section 2.1 Working Capital Facility Commitments.
          (a) Subject to the terms and conditions hereof, each Tranche A-1 Lender severally agrees to make Tranche A-1 Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Tranche A-1 Lender’s Tranche A-1 Commitment. During the Availability Period the Borrower may use the Tranche A-1 Commitments by borrowing, prepaying the Tranche A-1 Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Existing Working Capital Loans shall be deemed to be Tranche A-1 Loans and shall accordingly reduce the Tranche A-1 Commitments of each Working Capital Facility Lender to which such Existing Working Capital Loans are owing. The Tranche A-1 Commitments shall terminate in their entirety upon the expiration of the Availability Period.

          (b) Subject to the terms and conditions hereof, each Tranche A-2 Lender severally agrees to make Tranche A-2 Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Tranche A-2 Lender’s Tranche A-2 Commitment. During the Availability Period the Borrower may use the Tranche A-2 Commitments by borrowing, prepaying the Tranche A-2 Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Tranche A-2 Commitments shall terminate in their entirety upon the expiration of the Availability Period.
          (c) Subject to the terms and conditions hereof, each Tranche B Lender severally agrees to make Tranche B Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Tranche B Lender’s Tranche B Commitment. During the Availability Period the Borrower may use the Tranche B Commitments by borrowing, prepaying the Tranche B Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Tranche B Commitments shall terminate in their entirety upon the expiration of the Availability Period.
          (d) The failure of any Working Capital Facility Lender to make the Working Capital Loan required to be made by it as part of any Working Capital Facility Borrowing shall not relieve any other Working Capital Facility Lender of its obligation hereunder to make its respective Working Capital Loan on such Borrowing Date, but no Working Capital Facility Lender shall be responsible for the failure of any other Working Capital Facility Lender to make the Working Capital Loan to be made by such other Working Capital Facility Lender on any date.
     Section 2.2 Procedure for Working Capital Facility Borrowings.
          (a) The Borrower may request disbursements of Tranche A-2 Loans and Tranche B Loans only in the event that (i) no Tranche A-1 Commitments remain available to be borrowed or (ii) Tranche A-1 Loans in the total amount of the available Tranche A-1 Commitment are being requested in the Working Capital Facility Notice of Borrowing pursuant to which the Borrower is requesting any disbursement of Tranche A-2 Loans and Tranche B Loans. The Borrower shall request disbursements of Tranche A-2 Loans and Tranche B Loans pro rata to the aggregate unutilized Tranche A-2 Commitment and the aggregate unutilized Tranche B Commitment. All Working Capital Loans to be made as part of each Working Capital Facility Borrowing shall consist of Working Capital Loans of the same Type and Interest Period.
          (b) Not later than the fifth (5th) Business Day prior to the date of any proposed Working Capital Facility Borrowing (or such later date agreed to by the Working Capital Facility Administrative Agent in its sole discretion), the Borrower shall deliver a Working Capital Facility Notice of Borrowing to the Working Capital Facility Administrative Agent and the Independent Engineer accompanied by the documents specified in the Working Capital Facility Notice of Borrowing and specifying therein (i) the requested date of such Working Capital Facility Borrowing and (ii) the respective aggregate amount of Tranche A-1 Loans, Tranche A-2 Loans and Tranche B Loans constituting such proposed Working Capital Facility Borrowing. The Borrower shall be entitled to request only one Working Capital Facility

Borrowing during any calendar month; provided, however, that in any calendar month in which any interest or Fee is due and payable pursuant to Section 2.6 or Sections 2.10(a), (b) or (c), as applicable, the Borrower shall be entitled to request additional Working Capital Facility Borrowings (with each such Working Capital Facility Borrowing limited to the amount of, and for the purposes of paying, such interest and Fees due and payable pursuant to Section 2.6 or Sections 2.10(a), (b) or (c), as applicable, and any Taxes payable with respect to such interest and Fees) or with the prior written consent of the Working Capital Facility Administrative Agent, which may be granted or withheld in its sole discretion. Each Working Capital Facility Notice of Borrowing shall be irrevocable and binding on the Borrower.
          (c) In connection with each proposed Working Capital Facility Borrowing (other than any Working Capital Facility Borrowing limited to the amount of, and for the purposes of paying, interest and Fees due and payable pursuant to Section 2.6 or Sections 2.10(a), (b) or (c), as applicable, and any Taxes payable with respect to such interest and Fees), the Borrower shall deliver a further notice (an “Interest Rate Notice”) to the Working Capital Facility Administrative Agent in substantially the form of Exhibit B hereto, specifying the requested Interest Period for each such Working Capital Loan (and, subject to Section 2.2(a), the Type of such Working Capital Loans). Each Interest Rate Notice shall be given by the Borrower to the Working Capital Facility Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Working Capital Facility Borrowing. The Working Capital Facility Administrative Agent shall give each Working Capital Facility Lender notice of each Interest Rate Notice within one (1) Business Day after the receipt thereof by the Working Capital Facility Administrative Agent. Each Interest Rate Notice shall be irrevocable and binding on the Borrower. If no Interest Rate Notice is received by the Working Capital Facility Administrative Agent as provided in this Section 2.2(c), the interest rate applicable to such Working Capital Facility Borrowing shall be the Eurodollar Rate with an Interest Period of one (1) month (or such other Interest Period designated by the Working Capital Facility Administrative Agent).
          (d) Each Working Capital Facility Lender shall, before 11:00 a.m. (New York City time) on the date of any Working Capital Facility Borrowing, make available to the Working Capital Facility Administrative Agent such Working Capital Facility Lender’s ratable portion of the Tranche A-1 Loans, Tranche A-2 Loans and/or Tranche B Loans constituting such Working Capital Facility Borrowing, in accordance with Section 2.01(a) of the Common Agreement.
          (e) Notwithstanding anything to the contrary herein, in the event that on the date on which any interest or Fees in respect of the Financing Documents are due and payable, the Borrower has not delivered a Working Capital Facility Notice of Borrowing in accordance with this Agreement and the other Financing Documents requesting a Working Capital Facility Borrowing in an amount and on the date necessary to pay such interest or Fees, the Working Capital Facility Lenders shall have the right to, and the Borrower hereby irrevocably authorizes the Working Capital Facility Lenders to, make Working Capital Loans in the aggregate amount of such interest or Fees in respect of the Financing Documents. In the event that the Borrower so fails to deliver such Working Capital Facility Notice of Borrowing, the Working Capital Facility Administrative Agent may notify each Working Capital Facility Lender of the failure of the Borrower to so deliver such Working Capital Facility Notice of Borrowing and request that each

Working Capital Facility Lender make available to the Working Capital Facility Administrative Agent the ratable share of such aggregate amount of interest or Fees due and payable by the Borrower in respect of the Financing Documents. Each Working Capital Facility Lender agrees to make available to the Working Capital Facility Administrative Agent no later than 11:00 a.m. (New York City time on the date so requested by the Working Capital Facility Administrative Agent) its ratable share of the aggregate amount requested by the Working Capital Facility Administrative Agent to be disbursed by the Working Capital Facility Lenders. Notwithstanding the foregoing, the Borrower and each other party hereto hereby agrees that any delay in giving or any failure to give the request referenced in this Section 2.2(e) or to make any such disbursement referenced in this Section 2.2(e) shall not affect the rights of any Working Capital Facility Lender or of the Working Capital Facility Administrative Agent under this Working Capital Facility Credit Agreement or any other Transaction Document and the Borrower expressly acknowledges and agrees that neither the Working Capital Facility Administrative Agent nor any of the Working Capital Facility Lenders shall have any liability to the Borrower arising therefrom or in connection therewith.
          (f) Notwithstanding the foregoing, if the date for any proposed Working Capital Facility Borrowing is a date on which the Borrower is obligated to pay interest on any Working Capital Loan pursuant to Section 2.6 hereof, any Fees in respect of any Working Capital Facility Commitment pursuant to Sections 2.10(a), (b) or (c) hereof or any Fees pursuant to any Fee Letters, then the Working Capital Facility Administrative Agent may instruct, and in that event each Working Capital Facility Lender shall, set off against its ratable portion of the Working Capital Loan to be made on such day the entire amount of interest and Fees due and owing on such date in respect of such Working Capital Facility Lender’s Working Capital Loans.
     Section 2.3 Repayment of Working Capital Loans. All Working Capital Loans then outstanding and all accrued interest thereon shall be due and payable in full on the Loan Maturity Date.
     Section 2.4 Optional Prepayments. The Borrower may at any time and from time to time prepay the Working Capital Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Working Capital Facility Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.04 of the Common Agreement. Upon receipt of any such notice the Working Capital Facility Administrative Agent shall promptly notify each Working Capital Facility Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Working Capital Loans shall be in an aggregate principal amount of U.S.$1,000,000. All prepayments of Working Capital Loans made pursuant to this Section 2.4 shall be applied in accordance with Section 2.9(d).

     Section 2.5 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Working Capital Facility Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Working Capital Facility Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Working Capital Facility Administrative Agent or the Working Capital Facility Majority Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Working Capital Facility Administrative Agent shall promptly notify each Working Capital Facility Lender thereof.
          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Working Capital Facility Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Working Capital Facility Administrative Agent has or the Working Capital Facility Majority Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Working Capital Facility Administrative Agent shall promptly notify each Working Capital Facility Lender thereof.
     Section 2.6 Interest Rates and Payment Dates. (a) Each Eurodollar Loan that is a Tranche A-1 Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin. Each Eurodollar Loan that is a Tranche A-2 Loan or Tranche B Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Expansion Margin.
          (b) Each ABR Loan that is a Tranche A-1 Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin. Each ABR Loan that is a Tranche A-2 Loan or Tranche B Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Expansion Margin.
          (c) Following the occurrence and during the continuance of an Event of Default, a rate per annum equal to 2.00% above the rate per annum required to be paid on a Eurodollar Loan or an ABR Loan, as the case may be.

          (d) Any other amounts payable hereunder and under the other Working Capital Facility Loan Documents that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Working Capital Facility Lender Default Rate.
          (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) or (d) of this Section shall be payable from time to time on demand.
          (f) In connection with each Working Capital Facility Borrowing pursuant to Section 2.2 and each continuation and/or conversion pursuant to Section 2.5, the Working Capital Facility Administrative Agent shall promptly notify each Working Capital Facility Lender of the applicable interest rate with respect thereto promptly after determination thereof.
     Section 2.7 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Working Capital Facility Administrative Agent shall as soon as practicable notify the Borrower and the Working Capital Facility Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Working Capital Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Working Capital Facility Administrative Agent shall as soon as practicable notify the Borrower and the Working Capital Facility Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the Working Capital Facility Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Working Capital Facility Lenders in the absence of manifest error. The Working Capital Facility Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Working Capital Facility Administrative Agent in determining any interest rate pursuant to Section 2.6.
     Section 2.8 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
          (a) the Working Capital Facility Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
          (b) the Working Capital Facility Administrative Agent shall have received notice from the Working Capital Facility Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Working Capital Facility Lenders (as conclusively certified by such Working Capital Facility Lenders) of making or maintaining their affected Working Capital Loans during such Interest

Period, the Working Capital Facility Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Working Capital Facility Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Working Capital Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Working Capital Facility Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Working Capital Loans to Eurodollar Loans.
     Section 2.9 Pro Rata Treatment and Payments. (a) Each Tranche A-1 Borrowing by the Borrower from the Tranche A-1 Lenders hereunder, each payment by the Borrower on account of the commitment fee payable pursuant to Section 2.10(a) and any reduction of the Tranche A-1 Commitments of the Tranche A-1 Lenders shall be made pro rata according to the respective Tranche A-1 Percentages of the Tranche A-1 Lenders.
          (b) Each Tranche A-2 Borrowing by the Borrower from the Tranche A-2 Lenders hereunder, each payment by the Borrower on account of the commitment fee payable pursuant to Section 2.10(b) and any reduction of the Tranche A-2 Commitments of the Tranche A-2 Lenders shall be made pro rata according to the respective Tranche A-2 Percentages of the Tranche A-2 Lenders.
          (c) Each Tranche B Borrowing by the Borrower from the Tranche B Lenders hereunder, each payment by the Borrower on account of the commitment fee payable pursuant to Section 2.10(c) and any reduction of the Tranche B Commitments of the Tranche B Lenders shall be made pro rata according to the respective Tranche B Percentages of the Tranche B Lenders.
          (d) Each payment or prepayment (including prepayments made pursuant to Section 3.01(b) of the Common Agreement, but excluding optional prepayments made pursuant to Section 2.4) made by the Borrower on account of principal of the Working Capital Loans (or any portion thereof) shall be made pro rata according to the respective aggregate outstanding principal amounts of the Working Capital Loans then held by each Working Capital Facility Lender. Each optional prepayment made by the Borrower, pursuant to Section 2.4, on account of principal of the Working Capital Loans (or any portion thereof) shall be made first to the Tranche A-2 Lenders and Tranche B Lenders, pro rata according to the respective aggregate outstanding principal amounts of Tranche A-2 Loans and Tranche B Loans (taken together) then held by each Tranche A-2 Lender and Tranche B Lender and second to the Tranche A-1 Lenders, pro rata according to the respective aggregate outstanding principal amounts of Tranche A-1 Loans then held by each Tranche A-1 Lender. Each payment (including each prepayment) by the Borrower on account of commitment fees payable pursuant to Sections 2.10(a), (b) or (c) and interest on the Working Capital Loans (or any portion thereof) shall be made pro rata according to the respective aggregate outstanding amounts of interest and such commitment fees then due and payable to each Working Capital Facility Lender.

          (e) Each prepayment by the Borrower pursuant to either Section 2.4 of this Agreement or Section 3.01(b) of the Common Agreement shall be applied to the Working Capital Loans in chronological order of when each such Working Capital Loan was made, with the Working Capital Loan that has been outstanding for the longest period of time being prepaid first.
          (f) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 a.m., New York City time, on the due date thereof to the Working Capital Facility Administrative Agent, for the account of the Working Capital Facility Lenders, at the Funding Office, in Dollars and in immediately available funds. The Working Capital Facility Administrative Agent shall distribute such payments to each Working Capital Facility Lender promptly upon receipt in like funds as received, net of any amounts owing by such Working Capital Facility Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
          (g) Each reduction of the of the Tranche A-1 Commitments shall be made pro rata according to the respective Tranche A-1 Percentages of each Tranche A-1 Lender; each reduction of the Tranche A-2 Commitments or Tranche B Commitments shall be made pro rata between the Tranche A-2 Commitments and Tranche B Commitments and, within each such tranche, pro rata according to the respective Tranche A-2 Percentages and Tranche B Percentages, as the case may be, of each Tranche A-2 Lender and each Tranche B Lender.
          (h) Unless the Working Capital Facility Administrative Agent shall have been notified in writing by any Working Capital Facility Lender prior to a Working Capital Facility Borrowing that such Working Capital Facility Lender will not make the amount that would constitute its share of such Working Capital Facility Borrowing available to the Working Capital Facility Administrative Agent, the Working Capital Facility Administrative Agent may assume that such Working Capital Facility Lender is making such amount available to the Working Capital Facility Administrative Agent, and the Working Capital Facility Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Working Capital Facility Administrative Agent by the required time on the Borrowing Date therefor, such Working Capital Facility Lender shall pay to the Working Capital Facility Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Working Capital Facility Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Working Capital Facility Lender makes such amount immediately available to the Working Capital Facility Administrative Agent. A certificate of the Working Capital Facility Administrative Agent submitted to any Working Capital Facility Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Working Capital Facility Lender’s share of such Working Capital Facility Borrowing is not made available to the Working Capital Facility Administrative Agent by such Working Capital Facility Lender within three Business Days after such Borrowing Date, the Working Capital Facility Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.
          (i) Unless the Working Capital Facility Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Working Capital Facility Administrative Agent, the Working Capital Facility Administrative Agent may assume that the Borrower is making such payment, and the Working Capital Facility Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Working Capital Facility Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Working Capital Facility Administrative Agent by the Borrower within three Business Days after such due date, the Working Capital Facility Administrative Agent shall be entitled to recover, on demand, from each Working Capital Facility Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Working Capital Facility Administrative Agent or any Working Capital Facility Lender against the Borrower.
     Section 2.10 Fees.
          (a) The Borrower agrees to pay to the Working Capital Facility Administrative Agent for the account of each Tranche A-1 Lender a commitment fee on the average daily unused amount of such Tranche A-1 Lender’s Tranche A-1 Commitment, from the Signing Date, in the case of each Tranche A-1 Lender initially a party hereto, and from the effective date specified in the Assignment pursuant to which an Assignee becomes a Tranche A- 1 Lender, until the Loan Maturity Date, at the rate of 0.25% per annum, payable monthly in arrears on each Monthly Payment Date, commencing on the first such date to occur on or following the earlier of (i) the date that is thirty (30) days following the Signing Date or (ii) the date of the initial Working Capital Facility Borrowing.
          (b) The Borrower agrees to pay to the Working Capital Facility Administrative Agent for the account of each Tranche A-2 Lender a commitment fee on the average daily unused amount of such Tranche A-2 Lender’s Tranche A-2 Commitment, from the Amendment Effective Date, in the case of each Tranche A-2 Lender party hereto on such date, and from the effective date specified in the Assignment pursuant to which an Assignee becomes a Tranche A-2 Lender, until the Loan Maturity Date, at the rate of 1.20% per annum, payable monthly in arrears on each Monthly Payment Date, commencing on the first such date to occur on or following the earlier of (i) the date that is thirty (30) days following the Amendment Effective Date or (ii) the date of the initial Working Capital Facility Borrowing made on or following the Amendment Effective Date.
          (c) The Borrower agrees to pay to the Working Capital Facility Administrative Agent for the account of each Tranche B Lender a commitment fee on the average daily unused amount of such Tranche B Lender’s Tranche B Commitment from the Amendment Effective Date, in the case of each Tranche B Lender party hereto on the Amendment Effective Date, and from the effective date specified in the Assignment pursuant to which an Assignee becomes a Tranche B Lender, until the Loan Maturity Date, at the rate of 1.50% per annum, payable monthly in arrears on each Monthly Payment Date, commencing on the first such date to occur on or following the earlier of (i) the date that is thirty (30) days following the Amendment Effective Date or (ii) the date of the initial Working Capital Facility Borrowing made on or following the Amendment Effective Date.
          (d) The Borrower further agrees to pay the fees set forth in the WestLB Fee Letter, the Expansion Structuring Fee Letter and the Expansion Upfront Fee Letter in accordance with the terms thereof.
          (e) The Borrower further agrees to pay upon demand any transfer fee payable in connection with any Disbursement LC.
     Section 2.11 Cancellation of Working Capital Facility Commitments. Subject to the Working Capital Facility Administrative Agent’s approval thereof, the Borrower may, by notice to the Working Capital Facility Administrative Agent, irrevocably request that all or any portion of the unutilized Working Capital Facility Commitments be cancelled effective as of any Interest Payment Date.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     Section 3.1 Representations and Warranties of the Borrower. To induce the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders to enter into this Agreement and to make the Working Capital Loans, the Borrower hereby confirms each of the representations and warranties set forth in Section 5.01 of the Common Agreement, which representations and warranties shall apply, mutatis mutandis, to this Agreement as if they had been fully set out in this Agreement and made as of the dates specified in the Common Agreement (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement) and as of the Amendment Effective Date. All of these representations and warranties shall survive the execution and delivery of this Agreement, the Initial Closing Date, the Amendment Effective Date and all Working Capital Facility Borrowings and Working Capital Facility Commitments made hereunder.
ARTICLE 4
CONDITIONS PRECEDENT
     Section 4.1 Conditions Precedent to the Initial Closing Date and the Initial Working Capital Facility Borrowing. The Initial Closing Date and the initial Working Capital Facility Borrowing are subject to satisfaction, in a manner satisfactory to each Lender, of each of the conditions set forth in Sections 4.01, 4.02 and 4.05 of the Common Agreement, which conditions shall apply, mutatis mutandis, to this Agreement as if they had been fully set out herein (provided, that, a waiver of any condition under Section 4.01, 4.02 or 4.05 of the Common

Agreement shall be deemed a waiver of such condition hereunder) and, in a manner satisfactory to each Working Capital Facility Lender, of each of the following conditions:
          (a) The Working Capital Facility Administrative Agent shall have received Disbursement LCs in an amount not less than U.S.$30,000,000, each issued or confirmed in favor of the Working Capital Facility Administrative Agent by the Disbursement LC Providers;
          (b) With respect to each Disbursement LC Provider, evidence has been provided to the Working Capital Facility Administrative Agent that each such Disbursement LC Provider is an Acceptable LC Provider;
          (c) Each of the conditions set forth in Section 4.2 of this Agreement shall be satisfied.
     Section 4.2 Conditions Precedent to Each Working Capital Facility Borrowing. The obligation of each Working Capital Facility Lender to make any Working Capital Loan is subject to satisfaction, in a manner satisfactory to (x) in the case of the initial Working Capital Facility Borrowing, each Lender and (y) in the case of any subsequent Working Capital Facility Borrowing, the Working Capital Facility Administrative Agent, of each of the conditions set forth in Sections 4.02 and 4.05 of the Common Agreement, which conditions shall apply, mutatis mutandis, to this Agreement as if they had been fully set out herein (provided, that, a waiver of any condition under Section 4.02 or 4.05 of the Common Agreement shall be deemed a waiver of such condition hereunder) and, in a manner satisfactory to each Working Capital Facility Lender with respect to the initial Working Capital Facility Borrowing or in a manner satisfactory to the Working Capital Facility Administrative Agent with respect to each subsequent Working Capital Facility Borrowing, of each of the following conditions:
          (a) The proceeds of such Working Capital Facility Borrowing shall be used solely to pay Project Costs (other than the repayment or prepayment of any Loans) to be incurred by the Borrower within the thirty (30) day period immediately following the date of the applicable Working Capital Facility Borrowing;
          (b) After giving effect to such Working Capital Facility Borrowing, (i) the aggregate amount of all outstanding Tranche A Loans shall not exceed the product of (A) two (2) times (B) the sum of the available undrawn amount of all Disbursement LCs and all cash deposits held in the Dollar Disbursement Guarantee Account and (ii) the aggregate amount of all outstanding Loans shall not exceed the Contract Price;
          (c) The Working Capital Facility Administrative Agent shall have received, no later than three (3) Business Days prior to such Working Capital Facility Borrowing, a certificate of the Independent Engineer certifying that (i) the Independent Engineer has reviewed the Working Capital Facility Notice of Borrowing in respect of such Working Capital Facility Borrowing and does not disagree in any material respect with any of the statements or calculations therein, (ii) all Works for which payment will be made with the proceeds of such Working Capital Facility Borrowing and all other Works for which payment was made with the proceeds of all prior Working Capital Facility Notices of Borrowing have been performed properly in accordance with the Public Works Contract and all other Project Documents and (iii)

construction of the Project is proceeding substantially in accordance with the Public Works Contract and all other Project Documents and, in the Independent Engineer’s opinion, the Borrower will achieve each Critical Event not later than the date set forth therefor in the Construction Schedule (as such dates may be extended not more than two hundred seventy (270) days for Permissible Critical Event Delays, Permissible Provisional Acceptance Delays or Permissible Project Completion Delays, as applicable);
          (d) With respect only to the first Working Capital Facility Borrowing to occur on or after the date that is sixty (60) days following the Initial Closing Date, the Construction Facility Closing Date shall have occurred;
          (e) The construction of the Project shall be proceeding substantially in accordance with the Public Works Contract and all other Project Documents and no Project Party shall be in breach of any of its obligations under any Project Document; and
          (f) The Borrower (i) shall have achieved each Critical Event no later than the Critical Event Date required therefor in the Public Works Contract or (ii) if the Borrower shall not have achieved any Critical Event on or before the corresponding Critical Event Date, but shall have achieved such Critical Event by the date that is not more than ninety (90) days following the Critical Event Date required therefor in the Public Works Contract, the Borrower shall provide a written certification (concurred in by the Independent Engineer) stating that (i) the Borrower reasonably anticipates to achieve Provisional Acceptance of the First Unit not later than January 2, 2012 and the Project Completion Date not later than June 11, 2012 and (ii) the Borrower will achieve each other Critical Event by the date that is not more than thirty (30) days following the applicable Critical Event Date required therefor in the Public Works Contract.
     Section 4.3 Conditions Precedent to the Initial Disbursement of Tranche A-2 Loans and Tranche B Loans. The obligation of each Tranche A-2 Lender to make the initial disbursement of Tranche A-2 Loans and of each Tranche B Lender to make the initial disbursement of Tranche B Loans is subject to satisfaction, in a manner satisfactory to each Working Capital Facility Lender, of each of the following conditions:
          (a) The Working Capital Facility Administrative Agent shall have received Disbursement LCs in an amount not less than fifty five million U.S. Dollars (U.S.$55,000,000), each issued or confirmed in favor of the Working Capital Facility Administrative Agent by the Disbursement LC Providers;
          (b) The Working Capital Facility Administrative Agent shall have received either (i) each of the ICA Confirmation and the Nacional and Alcance Confirmation or (ii) one of the ICA Confirmation and the Nacional and Alcance Confirmation, and the Borrower shall have used its best efforts to procure and deliver that of the ICA Confirmation and the Nacional and Alcance Confirmation which was not delivered to the Working Capital Facility Administrative Agent and shall have certified the same in writing to the Working Capital Facility Administrative Agent.
          (c) CFE shall have recognized in one or more Monthly Reports (as confirmed by the Independent Engineer) Additional Works with a nominal value of not less than ninety five million U.S. Dollars (U.S.$95,000,000), and the Working Capital Facility Administrative Agent shall have received true, correct and complete copies thereof;
          (d) Each party thereto shall have duly executed and delivered each Working Capital Facility Expansion Document on and as of the Amendment Effective Date, and the Working Capital Facility Administrative Agent shall have received true, correct and complete copies thereof;
          (e) The Working Capital Facility Administrative Agent shall have received (i) copies of the organizational documents of the Borrower (including any shareholder agreement) certified to be true and correct as of the date of the initial disbursement of Tranche A-2 Loans and Tranche B Loans by a Representative of the Borrower and (ii) copies of all resolutions and other appropriate authorizing actions taken by or on behalf of the Borrower authorizing and approving the execution, delivery and performance of each Working Capital Facility Expansion Document, which resolutions or authorizing actions have not been revoked, modified, amended or rescinded and are in full force and effect as of the date of the initial disbursement of Tranche A-2 Loans and Tranche B Loans, as certified by a Representative of the Borrower;
          (f) The Working Capital Facility Administrative Agent shall have received the following legal opinions, each dated as of the date of the initial disbursement of Tranche A-2 Loans and Tranche B Loans, and covering, among other things, the validity, binding effect and enforceability of this Agreement:
               (i) legal opinion of White & Case LLP, special New York counsel to the Borrower;
               (ii) legal opinion of White & Case S.C., special Mexican counsel to the Borrower; and
               (iii) legal opinion of in-house counsel to the Borrower;
               (iv) legal opinion of Mayer Brown LLP, special New York counsel to the Working Capital Facility Administrative Agent; and
               (v) legal opinion of Ritch Mueller, S.C., special Mexican counsel to the Working Capital Facility Administrative Agent.
          (g) Each condition precedent set forth in Section 4.05 of the Common Agreement shall be satisfied;
          (h) Each of the conditions set forth in Section 4.2 shall be satisfied; and
          (i) All Fees and other amounts required to be paid or deposited and all taxes, fees and other costs payable in connection with the preparation, negotiation and delivery of this Agreement (including reasonable fees and expenses of counsel and all other amounts payable under Section 10.04 of the Common Agreement) shall have been paid in full.

ARTICLE 5
AFFIRMATIVE COVENANTS
     Section 5.1 Affirmative Covenants of the Borrower. The Borrower hereby agrees to comply with each of the covenants set forth in Section 6.01 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).
ARTICLE 6
NEGATIVE COVENANTS
     Section 6.1 Negative Covenants of the Borrower. The Borrower hereby agrees to comply with each of the covenants set forth in Section 6.02 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).
ARTICLE 7
REPORTING OBLIGATIONS
     Section 7.1 Reporting Obligations of the Borrower. The Borrower hereby agrees to comply with each of the obligations set forth in Section 6.03 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).
ARTICLE 8
EVENTS OF DEFAULT
     Section 8.1 Events of Default; Remedies.
          (a) An Event of Default shall occur hereunder upon the occurrence of any Event of Default set forth in Section 7.01 of the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein.
          (b) If any Event of Default shall have occurred and be continuing, the Working Capital Facility Administrative Agent, subject to the terms of the Common Agreement and the Intercreditor Agreement, may take any of the actions specified in Section 7.02(a), 7.02(c), 7.03 or 7.04 of the Common Agreement.
          (c) Subject to the Intercreditor Agreement, upon the acceleration of the Working Capital Loans pursuant to Section 8.1(b) hereof or Section 7.02 of the Common Agreement, each of the Working Capital Facility Lenders and the Working Capital Facility

Administrative Agent may take all such actions as it deems reasonable to recover any amounts due hereunder.
          (d) All distributions to or for the benefit of the Working Capital Facility Lenders under or in respect of any of the Financing Documents shall be received on account of the Working Capital Facility Obligations owed to the Working Capital Facility Lenders without prejudice to any claim by the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders for any deficiency after such distributions are distributed to the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders; the Working Capital Facility Administrative Agent shall deliver notice to the Borrower of any such deficiency and the Borrower shall remain liable for the same. After the occurrence and during the continuance of an Event of Default, all such distributions shall be applied to such part of the Working Capital Facility Obligations as is determined by the Working Capital Facility Lenders in their sole discretion (subject, as between the Working Capital Lenders, to the terms of the Intercreditor Agreement) or, in the event the Working Capital Facility Lenders fail to advise the Working Capital Facility Administrative Agent of their determination, by the Working Capital Facility Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Working Capital Facility Lenders may at any time change any application of any such distributions or other moneys received by the Working Capital Facility Administrative Agent and may reapply the same to any part of the Working Capital Facility Obligations as the Working Capital Facility Lenders may from time to time in their absolute discretion determine (subject, as between the Working Capital Lenders, to the terms of the Intercreditor Agreement).
ARTICLE 9
THE WORKING CAPITAL FACILITY ADMINISTRATIVE AGENT
     Section 9.1 Appointment. Each Working Capital Facility Lender hereby irrevocably designates and appoints the Working Capital Facility Administrative Agent as the agent of such Working Capital Facility Lender under this Agreement and the other Financing Documents, and each such Working Capital Facility Lender irrevocably authorizes the Working Capital Facility Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Financing Documents and to exercise such powers and perform such duties as are expressly delegated to the Working Capital Facility Administrative Agent by the terms of this Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Working Capital Facility Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Working Capital Facility Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Working Capital Facility Administrative Agent.
     Section 9.2 Delegation of Duties. The Working Capital Facility Administrative Agent may execute any of its duties under this Agreement and the other Financing Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Working Capital Facility Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
     Section 9.3 Exculpatory Provisions. Neither the Working Capital Facility Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Financing Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Working Capital Facility Lenders for any recitals, statements, representations or warranties made by any Project Party or any officer thereof contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Working Capital Facility Administrative Agent under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or for any failure of any Project Party a party thereto to perform its obligations hereunder or thereunder. The Working Capital Facility Administrative Agent shall not be under any obligation to any Working Capital Facility Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Project Party.
     Section 9.4 Reliance by Working Capital Facility Administrative Agent. The Working Capital Facility Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Working Capital Facility Administrative Agent. The Working Capital Facility Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document unless it shall first receive such advice or concurrence of the Working Capital Facility Majority Lenders (or, if so specified by this Agreement, all Working Capital Facility Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Working Capital Facility Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Working Capital Facility Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Financing Documents in accordance with a request of the Working Capital Facility Majority Lenders (or, if so specified by this Agreement, all Working Capital Facility Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Working Capital Facility Lenders and all future holders of the Working Capital Loans.
     Section 9.5 Notice of Default. The Working Capital Facility Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Working Capital Facility Administrative Agent has received notice from a Working Capital Facility Lender or the Borrower referring to this Agreement, describing such

Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Working Capital Facility Administrative Agent receives such a notice, the Working Capital Facility Administrative Agent shall give notice thereof to the Working Capital Facility Lenders. Subject to the Intercreditor Agreement, the Working Capital Facility Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Working Capital Facility Majority Lenders (or, if so specified by this Agreement, all Working Capital Facility Lenders); provided that unless and until the Working Capital Facility Administrative Agent shall have received such directions, the Working Capital Facility Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Working Capital Facility Lenders (subject to the Intercreditor Agreement).
     Section 9.6 Non-Reliance on Working Capital Facility Administrative Agent and Other Working Capital Facility Lenders. Each Working Capital Facility Lender expressly acknowledges that neither the Working Capital Facility Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates have made any representations or warranties to it and that no act by the Working Capital Facility Administrative Agent hereafter taken, including any review of the affairs of a Project Party or any affiliate of a Project Party, shall be deemed to constitute any representation or warranty by the Working Capital Facility Administrative Agent to any Working Capital Facility Lender. Each Working Capital Facility Lender represents to the Working Capital Facility Administrative Agent that it has, independently and without reliance upon the Working Capital Facility Administrative Agent or any other Working Capital Facility Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Project Parties and their affiliates and made its own decision to make its Working Capital Loans hereunder and enter into this Agreement. Each Working Capital Facility Lender also represents that it will, independently and without reliance upon the Working Capital Facility Administrative Agent or any other Working Capital Facility Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Project Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Working Capital Facility Lenders by the Working Capital Facility Administrative Agent hereunder, the Working Capital Facility Administrative Agent shall not have any duty or responsibility to provide any Working Capital Facility Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Project Party or any affiliate of a Project Party that may come into the possession of the Working Capital Facility Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.
     Section 9.7 Indemnification. The Working Capital Facility Lenders agree to indemnify the Working Capital Facility Administrative Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Working Capital Facility Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Working Capital Facility Commitments shall have terminated and the Working Capital Loans shall have been paid in full, ratably in accordance with such Working Capital Facility Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Working Capital Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Working Capital Facility Commitments, this Agreement, any of the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Working Capital Facility Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Working Capital Loans and all other amounts payable hereunder.
     Section 9.8 Agent in Its Individual Capacity. The Working Capital Facility Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Project Party as though the Working Capital Facility Administrative Agent did not serve in such capacity. With respect to its Working Capital Loans made or renewed by it, the Working Capital Facility Administrative Agent shall have the same rights and powers under this Agreement and the other Financing Documents as any Working Capital Facility Lender and may exercise the same as though it were not the Working Capital Facility Administrative Agent, and the terms “Working Capital Facility Lender” and “Working Capital Facility Lenders” shall include the Working Capital Facility Administrative Agent in its individual capacity.
     Section 9.9 Successor Working Capital Facility Administrative Agent. The Working Capital Facility Administrative Agent may resign as Working Capital Facility Administrative Agent upon 90 days’ notice to the Working Capital Facility Lenders and the Borrower. If the Working Capital Facility Administrative Agent shall resign as Working Capital Facility Administrative Agent under this Agreement and the other Financing Documents, then the Working Capital Facility Required Lenders shall appoint from among the Working Capital Facility Lenders a successor agent for the Working Capital Facility Lenders, which successor agent shall (unless a Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Working Capital Facility Administrative Agent, and the term “Working Capital Facility Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Working Capital Facility Administrative Agent’s rights, powers and duties as Working Capital Facility Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Working Capital Facility Administrative Agent or any of the parties to this Agreement or any holders of the Working Capital Loans. If no successor agent has accepted appointment as Working Capital Facility Administrative Agent by the date that is 90 days following a retiring Working Capital Facility Administrative Agent’s notice of resignation, the retiring Working Capital Facility Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Working Capital Facility Lenders shall assume and perform all of the duties of the Working Capital Facility Administrative Agent hereunder until such time, if any, as the Working Capital Facility Required Lenders appoint a successor agent as provided for above. Notwithstanding anything herein to the contrary, if no successor agent has accepted appointment as Working Capital Facility Administrative Agent by the date that is sixty (60) days following the effective date of the retiring Working Capital Facility Administrative Agent’s resignation, the Intercreditor Agent may appoint a successor Working Capital Facility Administrative Agent from among the Working Capital Facility Lenders (without obtaining the approval of any such Working Capital Facility Lenders). After any retiring Working Capital Facility Administrative Agent’s resignation as Working Capital Facility Administrative Agent, the provisions of this Section 9 and of Section 10.04 of the Common Agreement shall continue to inure to its benefit.
ARTICLE 10
MISCELLANEOUS
     Section 10.1 Incorporation of Miscellaneous Provisions by Reference. Sections 10.03, 10.08, 10.10, 10.13, 10.14 and 10.15 of the Common Agreement are hereby incorporated by reference herein as if fully set forth herein.
     Section 10.2 Amendments and Waivers. No amendment, supplement, modification, waiver, cancellation, consent or approval with regard to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed or approved by the Borrower, the Working Capital Facility Administrative Agent and the Working Capital Facility Majority Lenders and then such amendment, supplement, modification, cancellation, consent or approval shall be effective only in the specific instance and for the specific purpose for which given; provided that:
          (a) no amendment, supplement, modification, waiver, cancellation, consent or approval shall, unless in writing and signed by all of the Working Capital Facility Lenders, do any of the following: (i) take any action which is defined as a Fundamental Decision in the Common Agreement, (ii) take any action that changes the Working Capital Facility Commitment of any Working Capital Facility Lender or the obligation of any Working Capital Facility Lender to make a Working Capital Loan, (iii) take any action which requires the consent of each Working Capital Facility Lender pursuant to the terms of any Transaction Document or (iv) amend or modify this Section 10.2;
          (b) any amendment, supplement, modification, determination, waiver, cancellation, consent or approval which is or effects a Working Capital Facility Administrative Decision may be effected by the Working Capital Facility Administrative Agent;
          (c) no amendment, supplement, modification, waiver, cancellation, consent or approval shall, unless in writing and signed by the Working Capital Facility Administrative Agent in addition to the Working Capital Facility Lenders required hereinabove to take such action, affect the rights or duties of the Working Capital Facility Administrative Agent under this Agreement; and

          (d) no amendment, supplement, modification, waiver, cancellation, consent or approval shall, unless in writing and signed by the Working Capital Facility Required Lenders, do any of the following: (i) waive any Payment Event of Default or Bankruptcy Event of Default with respect to the Working Capital Facility Credit Agreement or (ii) amend or modify Section 8.1 or Section 10.5.
Any amendment, supplement, modification, determination, waiver, cancellation, consent or approval so made shall be binding on all of the Working Capital Facility Lenders. The terms of this Section 10.2 shall be subject to the terms of the Intercreditor Agreement and Section 10.01 of the Common Agreement.
     Section 10.3 Notices. All notices and other communications provided for hereunder shall be given or made in accordance with the provisions of Section 10.02 of the Common Agreement.
     Section 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Financing Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Working Capital Loans and other extensions of credit hereunder.
     Section 10.5 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Working Capital Facility Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Working Capital Facility Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Working Capital Facility Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Working Capital Facility Commitments and the Working Capital Loans at the time owing to it) with the prior written consent of:
                    (A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Working Capital Facility Lender, an affiliate of a Working Capital Facility Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and
                    (B) the Working Capital Facility Administrative Agent, provided that no consent of the Working Capital Facility Administrative Agent shall be required for an assignment of all or any portion of a Working Capital Loan to a Working Capital Facility Lender, an affiliate of a Working Capital Facility Lender or an Approved Fund.

               (ii) Assignments shall be subject to the following additional conditions:
                    (A) except in the case of an assignment to a Working Capital Facility Lender, an affiliate of a Working Capital Facility Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Working Capital Facility Lender’s Working Capital Facility Commitments or Working Capital Loans, the amount of the Working Capital Facility Commitments or Working Capital Loans of the assigning Working Capital Facility Lender subject to each such assignment (determined as of the date the Assignment with respect to such assignment is delivered to the Working Capital Facility Administrative Agent) shall not be less than U.S.$5,000,000 unless each of the Borrower and the Working Capital Facility Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Working Capital Facility Lender and its affiliates or Approved Funds, if any;
                    (B) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Working Capital Facility Lender’s rights (including with respect to its Working Capital Loans) and obligations (including with respect to its Working Capital Facility Commitments);
                    (C) (1) the parties to each assignment shall execute and deliver to the Working Capital Facility Administrative Agent an Assignment, together with a processing and recordation fee of U.S.$3,500 and (2) the assigning Working Capital Facility Lender shall have paid in full any amounts owing by it to the Working Capital Facility Administrative Agent; and
                    (D) the Assignee, if it shall not be a Working Capital Facility Lender, shall deliver to the Working Capital Facility Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
     For the purposes of this Section 10.5, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Working Capital Facility Lender, (b) an affiliate of a Working Capital Facility Lender or (c) an entity or an affiliate of an entity that administers or manages a Working Capital Facility Lender.
               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Working Capital Facility Lender under this Agreement, and the assigning Working Capital Facility Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Working Capital Facility Lender’s rights and obligations under this Agreement, such Working Capital Facility Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.02, 3.03, 3.04 and 10.04 of the Common Agreement). Any assignment or transfer by a Working Capital Facility Lender of rights or obligations under this Agreement that does not comply with this Section 10.5 shall be treated for purposes of this Agreement as a sale by such Working Capital Facility Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
               (iv) The Working Capital Facility Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Working Capital Facility Lenders, and the Working Capital Facility Commitments of, and principal amount of the Working Capital Loans owing to, each Working Capital Facility Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Working Capital Facility Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
               (v) Upon its receipt of a duly completed Assignment executed by an assigning Working Capital Facility Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Working Capital Facility Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Working Capital Facility Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i) Any Working Capital Facility Lender may, without the consent of the Borrower or the Working Capital Facility Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Working Capital Facility Lender’s rights and obligations under this Agreement (including all or a portion of its Working Capital Facility Commitments and the Working Capital Loans owing to it); provided that (A) such Working Capital Facility Lender’s obligations under this Agreement shall remain unchanged, (B) such Working Capital Facility Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Working Capital Facility Administrative Agent and the other Working Capital Facility Lenders shall continue to deal solely and directly with such Working Capital Facility Lender in connection with such Working Capital Facility Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Working Capital Facility Lender sells such a participation shall provide that such Working Capital Facility Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.02, 3.03 and 3.04 of the Common Agreement to the same extent as if it were a Working Capital Facility Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.6(b) as though it were a Working Capital Facility Lender, provided such Participant shall be subject to Section 10.6(a) as though it were a Working Capital Facility Lender.
               (ii) A Participant shall not be entitled to receive any greater payment under the Common Agreement than the applicable Working Capital Facility Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a non-U.S. Lender shall not be entitled to the benefits of Section 3.02 of the Common Agreement unless such Participant complies with Section 3.02(e) of the Common Agreement.
          (d) Any Working Capital Facility Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Working Capital Facility Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Working Capital Facility Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Working Capital Facility Lender as a party hereto.
          (e) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Working Capital Loans it may have funded hereunder to its designating Working Capital Facility Lender without the consent of the Borrower or the Working Capital Facility Administrative Agent and without regard to the limitations set forth in Section 10.5(b). Each of the Borrower, each Working Capital Facility Lender and the Working Capital Facility Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Working Capital Facility Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
     Section 10.6 Adjustments; Set off. (a) Except to the extent that this Agreement, any other Financing Document or a court order expressly provides for payments to be allocated to a particular Working Capital Facility Lender, if any Working Capital Facility Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Working Capital Facility Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.5), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Working Capital Facility Lender, if any, in respect of the Working Capital Facility Obligations owing to such other Working Capital Facility Lender, such Benefitted Lender shall purchase for cash from the other Working Capital Facility Lenders a participating interest in such portion of the Working Capital Facility Obligations owing to each such other Working Capital Facility Lender, or shall provide such other Working Capital Facility Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Working Capital Facility Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Working Capital Facility Lenders provided by law, each Working Capital Facility Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Working Capital Facility Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Working Capital Facility Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Working Capital Facility Lender agrees promptly to notify the Borrower and the Working Capital Facility Administrative Agent after any such application made by such Working Capital Facility Lender, provided that the failure to give such notice shall not affect the validity of such application.
     Section 10.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Working Capital Facility Administrative Agent.
     Section 10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.9 Integration. This Agreement and the other Financing Documents represent the entire agreement of the Borrower, the Working Capital Facility Administrative Agent and the Working Capital Facility Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Working Capital Facility Administrative Agent or any Working Capital Facility Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.
     Section 10.10 GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC.
          (a) THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE

THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) Each of the parties hereto hereby (i) expressly and irrevocably submits and consents to the jurisdiction of any State or Federal court sitting in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, in any action to resolve any controversy or claim arising out of this Agreement or any other Financing Document, (ii) agrees that all claims in such action may be decided in any such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, or by personal service within or without the State of New York, at the address for notices referred to in Section 10.3. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Furthermore, each party hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Agreement or any other Financing Document. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.
          (c) To the extent the Borrower may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Mexico or elsewhere, be entitled under applicable Law to require or claim that any Working Capital Facility Lender or the Working Capital Facility Administrative Agent post security for costs or take similar action, the Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V., as the Borrower
By:	/s/ Luis Horcasitas Manjarrez
	Name:	Luis Horcasitas Manjarrez
	Title:	Legal Representative

Signature Page to Amended and Restated Working Capital Facility Credit Agreement

WESTLB AG, NEW YORK BRANCH, as Working Capital Facility Administrative Agent
By:	/s/ Jared Brenner
	Name:	Jared Brenner
	Title:	Executive Director

By:	/s/ Cristhyan Rey
	Name:	Cristhyan Rey
	Title:	Associate Director

Signature Page to Amended and Restated Working Capital Facility Credit Agreement

TRANCHE A LENDERS WESTLB AG, NEW YORK BRANCH, as a Tranche A-1 Lender and a Tranche A-2 Lender
By:	/s/ Jared Brenner
	Name:	Jared Brenner
	Title:	Executive Director

By:	/s/ Cristhyan Rey
	Name:	Cristhyan Rey
	Title:	Associate Director

Signature Page to Amended and Restated Working Capital Facility Credit Agreement

TRANCHE B LENDERS CITIBANK, N.A., NASSAU BAHAMAS BRANCH, as a Tranche B Lender
By:	/s/ Leslie Munroe
	Name:	Leslie Munroe
	Title:	Attorney-In-Fact Citibank N.A. Nassau Bahamas Branch

Signature Page to Amended and Restated Working Capital Facility Credit Agreement

SCHEDULE 1 TO
AMENDED AND RESTATED
WORKING CAPITAL FACILITY CREDIT AGREEMENT
TRANCHE A-1 COMMITMENTS AND PERCENTAGES

	TRANCHE A-1	TRANCHE A-1
LENDER	COMMITMENT	PERCENTAGE
WestLB AG, New York Branch	U.S.$80,000,000	100%

Total Tranche A-1	Total Tranche A-1
Commitments	Percentages
U.S.$80,000,000	100%
TRANCHE A-2 COMMITMENTS AND PERCENTAGES

	TRANCHE A-2	TRANCHE A-2
LENDER	COMMITMENT	PERCENTAGE
WestLB AG, New York Branch	U.S.$30,000,000	100%

Total Tranche A-2	Total Tranche A-2
Commitments	Percentages
U.S.$30,000,000	100%

TRANCHE B COMMITMENTS AND PERCENTAGES

	TRANCHE B	TRANCHE B
LENDER	COMMITMENT	PERCENTAGE
Citibank, N.A., Nassau Bahamas Branch	U.S.$30,000,000	100%

Total Tranche B	Total Tranche B
Commitments	Percentages
U.S.$30,000,000	100%

EXHIBIT A TO
AMENDED AND RESTATED
WORKING CAPITAL FACILITY CREDIT AGREEMENT
[FORM OF ASSIGNMENT]
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [___], 20[___] (this “Agreement”) is made [between]1 [among]2 [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), [Constructora de Proyectos Hidroelectricos, S.A. de C.V. (the “Borrower”)]3 and [WestLB AG, New York Branch, as working capital facility administrative agent (together with its successors and assigns in such capacity, the “Working Capital Facility Administrative Agent”) for the Working Capital Facility Lenders (as defined below)]4. All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Working Capital Facility Credit Agreement referred to below.
PRELIMINARY STATEMENTS
          1. This Agreement relates to the Amended and Restated Working Capital Facility Credit Agreement dated, as of October 13, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, the “Working Capital Facility Credit Agreement”), among the Borrower, the Tranche A Lenders and Tranche B Lenders named on the signature pages thereto and from time to time parties thereto (the “Working Capital Facility Lenders”), and the Working Capital Facility Administrative Agent.
          2. [Tranche A-1 Loans] [Tranche A-2 Loans] [Tranche B Loans] in the principal amount of U.S.$[___] made to the Borrower by the Assignor under the Working Capital Facility Credit Agreement are outstanding on the date hereof.
          3. The Assignor proposes to assign to the Assignee all of its rights under the Working Capital Facility Credit Agreement in respect of U.S.$[___] of its [Tranche A-1 Commitment] [Tranche A-2 Commitment] [Tranche B Commitment] thereunder (the “Assigned Commitment”), together with a portion of its outstanding [Tranche A-1 Loans] [Tranche A-2 Loans] [Tranche B Loans] in the principal amount equal to U.S.$[___] (the “Assigned Loans”) and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on the terms herein.5
          NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

[1]	Insert if this agreement is between the Assignor and Assignee only.

[2]	Insert if this agreement is among the Assignor, the Assignee, the Working Capital Facility Administrative Agent and, if applicable, the Borrower.

[3]	Insert if no Event of Default has occurred and is continuing and the Assignee is not (A) a Working Capital Facility Lender, (B) an affiliate of a Working Capital Facility Lender or (C) an Approved Fund.

[4]	Insert if the Assignee is not (A) a Working Capital Facility Lender, (B) an affiliate of a Working Capital Facility Lender or (C) an Approved Fund.

[5]	Each assignment must be of a constant percentage of all of the assigning Working Capital Facility Lender’s rights (including its Working Capital Loans) and obligations (including its Working Capital Facility Commitments).

          SECTION 1. Assignment and Assumptions.
          (a) The Assignor hereby sells, assigns, transfers and conveys to the Assignee all of the rights of the Assignor under the Working Capital Facility Credit Agreement in and to the Assigned Commitment and the Assigned Loans, and the Assignee hereby accepts such assignment, transfer and conveyance from the Assignor and assumes all of the obligations of the Assignor under the Working Capital Facility Credit Agreement in and to the Assigned Commitment and the Assigned Loans. Upon (i) the execution and delivery hereof by the Assignor, the Assignee and, to the extent required pursuant to Section 3 below, the Borrower and the Working Capital Facility Administrative Agent and (ii) the payment of the amounts specified in Section 2 hereof required to be paid on the date hereof, (A) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a [Tranche A-1 Lender] [Tranche A-2 Lender] [Tranche B Lender] under the Working Capital Facility Credit Agreement with a [Tranche A-1 Commitment] [Tranche A-2 Commitment] [Tranche B Commitment] in an amount equal to the Assigned Commitment, [Tranche A-1 Loans] [Tranche A-2 Loans] [Tranche B Loans] outstanding in an aggregate principal amount equal to the Assigned Loans, and a [Tranche A-1 Percentage] [Tranche A-2 Percentage] [Tranche B Percentage] equal to [___] percent ([___]%) and (B) the [Tranche A-1 Commitment] [Tranche A- 2 Commitment] [Tranche B Commitment], [Tranche A-1 Loans] [Tranche A-2 Loans] [Tranche B Loans] and [Tranche A-1 Percentage] [Tranche A-2 Percentage] [Tranche B Percentage] of the Assignor shall, as of the date hereof, be reduced correspondingly and the Assignor shall be released from its obligations under the Working Capital Facility Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.
          (b) Each party hereto agrees to comply with the terms and conditions set forth in Section 10.5 of the Working Capital Facility Credit Agreement that govern the making of an assignment thereunder, and such terms and conditions are incorporated herein by reference as if fully set forth herein.
          SECTION 2. Payments. As consideration for the sale and assignment contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in federal funds an amount equal to [INSERT AMOUNT OF PAYMENT IN WORDS AND FIGURES]. It is understood that all Fees with respect to the Assigned Commitment and the Assigned Loans accrued to the date hereof are for the account of the Assignor. The commitment fees set forth in [Section 2.10(a)] [Section 2.10(b)] [Section 2.10(c)] of the Working Capital Facility Credit Agreement, with respect to the Assigned Commitment accrued from and including the date hereof, are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Working Capital Facility Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.
          SECTION 3. Consent of the Borrower and the Working Capital Facility Administrative Agent. This Agreement is conditioned upon the consent of the Borrower pursuant to Section 10.5 of the Working Capital Facility Credit Agreement if no Event of Default has occurred and is continuing and the Assignee is not (A) a Working Capital Facility Lender,

(B) an affiliate of a Working Capital Facility Lender or (C) an Approved Fund. This Agreement is conditioned upon the consent of the Working Capital Facility Administrative Agent pursuant to Section 10.5 of the Working Capital Facility Credit Agreement if the Assignee is not (A) a Working Capital Facility Lender, (B) an affiliate of a Working Capital Facility Lender or (C) an Approved Fund. The execution of this Agreement by the Borrower and the Working Capital Facility Administrative Agent, in each case as applicable, is evidence of such consent.
          SECTION 4. Non-Reliance on Assignor.
          (a) Neither the Assignor nor the Working Capital Facility Administrative Agent nor any other Working Capital Facility Lender shall be responsible to the Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Transaction Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor, the Working Capital Facility Administrative Agent or any other Working Capital Facility Lender to the Assignee or by or on behalf of the Borrower to the Assignor, the Working Capital Facility Administrative Agent, such Working Capital Facility Lender or the Assignee in connection with the Transaction Documents and the transactions contemplated thereby. Neither the Assignor nor the Working Capital Facility Administrative Agent nor any other Working Capital Facility Lender shall be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Working Capital Facility Loans or as to the existence or possible existence of any Default or Event of Default.
          (b) Neither the Assignor nor the Working Capital Facility Administrative Agent nor any other Working Capital Facility Lender makes any representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or any other party to any Transaction Document, or the validity and enforceability of the Working Capital Facility Obligations or the obligations of any party to any Transaction Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, the Working Capital Facility Administrative Agent or any other Working Capital Facility Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and each other party to the Transaction Documents.
          SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. Amendment. No term or provision of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Assignor and the Assignee, with the consent of the Working Capital Facility Administrative Agent, the Working Capital Facility Majority Lenders and the Borrower.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[SIGNATURE PAGE FOLLOWS ]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:

[ASSIGNEE]
By:
Name:
Title:

[WESTLB AG, NEW YORK BRANCH, as Working Capital Facility Administrative Agent
By:
Name:
Title:][6]

[CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V., as the Borrower
By:
Name:
Title:][7]

[6]	See footnote 4.

[7]	See footnote 3.

EXHIBIT B TO
AMENDED AND RESTATED
WORKING CAPITAL FACILITY CREDIT AGREEMENT
[FORM OF INTEREST RATE NOTICE]
INTEREST RATE NOTICE
[____________, 20__]
WestLB AG, New York Branch
as Working Capital Facility Administrative Agent for the Working Capital Facility Lenders party to the Working Capital Facility Credit Agreement referred to below
1211 Avenue of the Americas
New York, New York 10036
Attention: Jared Brenner
Ladies and Gentlemen:
Pursuant to the Amended and Restated Working Capital Facility Credit Agreement, dated as of October 13, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, the “Working Capital Facility Credit Agreement”), among Constructora de Proyectos Hidroeléctricos, S.A. de C.V. (the “Borrower”), certain Tranche A Lenders and Tranche B Lenders party thereto (the “Working Capital Facility Lenders”), and WestLB AG, New York Branch, as Working Capital Facility Administrative Agent for the Working Capital Facility Lenders (all capitalized terms used herein and not otherwise defined herein having the meanings specified in the Working Capital Facility Credit Agreement), the Borrower has delivered to the Working Capital Facility Administrative Agent and the Independent Engineer its Working Capital Facility Notice of Borrowing dated [_________, 20___]. With respect thereto, the Borrower hereby gives notice of its desire to make the Working Capital Facility Borrowing on [_________ ___, 20___]8 in accordance with the terms set forth below:
(i) The Working Capital Facility Borrowing shall be comprised of [Tranche A-1 Loans] [,] [Tranche A-2 Loans] [and] [Tranche B Loans] that are [Eurodollar Loans] [ABR Loans].
(ii)[The initial Interest Period for such Working Capital Loans shall be one month.]9

[8]	Insert date that is not sooner than third Business Day following the date of delivery of this Interest Rate Notice.

[9]	Use only for Eurodollar Loans.

CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V.
By:
Name:
Title:

EXHIBIT C TO
AMENDED AND RESTATED
WORKING CAPITAL FACILITY CREDIT AGREEMENT
[FORM OF WORKING CAPITAL FACILITY NOTICE OF BORROWING]
WORKING CAPITAL FACILITY NOTICE OF BORROWING
(Date)
WestLB AG, New York Branch
as Working Capital Facility Administrative Agent
1211 Avenue of the Americas
New York, New York 10036
Attention: Jared Brenner
Telephone: 1 (212) 852-6116
Telecopier: 1 (212)789-0075
MWH Americas, Inc.
as Independent Engineer (as defined in the Common Agreement, defined below)
[address]
Telephone: [_]
Telecopier: [_]
Attention: José Mayen
Ladies and Gentlemen:
     The undersigned, Constructora de Proyectos Hidroeléctricos, S.A. de C.V. (the “Borrower”), refers to:
(i)	the Common Agreement, dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time, the “Common Agreement”) among the Borrower; WestLB AG, New York Branch (“WestLB”), as intercreditor agent (the “Intercreditor Agent”); each of the banks and other financial institutions listed on the signature pages thereto as Construction Facility Lenders (the “Construction Facility Lenders”); WestLB, as Construction Facility Administrative Agent (the “Construction Facility Administrative Agent”); each of the banks and other financial institutions listed on the signature pages thereto as Working Capital Facility Lenders (the “Working Capital Facility Lenders”); WestLB, as Working Capital Facility Administrative Agent (the “Working Capital Facility Administrative Agent”); Citibank, N.A., as Offshore Collateral Agent (the “Offshore Collateral Agent”); Banco Nacional de México, Integrante del Grupo Financiero Banamex, as Onshore Collateral Agent (the “Onshore Collateral Agent”); and the other Lenders (as defined therein) and Lender Representatives (as defined therein) from time to time party thereto; and

(ii)	the Amended and Restated Working Capital Facility Credit Agreement, dated as of October 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Working Capital Facility Credit Agreement”), among the Borrower, the Working Capital Facility Lenders, and the Working Capital Facility Administrative Agent.
and hereby gives you notice, irrevocably, pursuant to Section 2.01 of the Common Agreement (to the extent applicable), Section 4.02(a) of the Common Agreement and Section 2.2(b) of the Working Capital Facility Credit Agreement that the Borrower hereby requests:
•	a Working Capital Facility Borrowing under the Working Capital Facility Credit Agreement, in the aggregate amount of [U.S. $_______ in Tranche A-1 Loans] [,] [and] [U.S.$ ___ in Tranche A-2 Loans] [and] [U.S. $_______ in Tranche B Loans] (the “Requested Borrowing”), to be made on ______ ___, 20___ (the “Requested Borrowing Date”).
     All capitalized terms used herein and not otherwise defined herein having the meanings specified in the Working Capital Facility Credit Agreement.
I.	WIRE TRANSFER INSTRUCTIONS
          The Borrower hereby requests transfer of the amount of the Requested Borrowing on the Requested Borrowing Date in accordance with the wire transfer instructions set forth on Schedule I hereto.
II.	CALCULATION OF REQUESTED BORROWING
     The Borrower hereby represents and warrants that:
     a. The aggregate principal amount of the Requested Borrowing does not exceed the aggregate amount of Project Costs (other than the repayment or prepayment of any Loans) to be paid by the Borrower within the thirty (30) day period immediately following the Requested Borrowing Date, as set forth on Schedules I and II hereto in the aggregate.
     b. The available undrawn amount of all Disbursement LCs is U.S. $_______ [and the amount of all cash deposits held in the Dollar Disbursement Guarantee Account is U.S. $_______ ]* .
     c. After giving effect to the Requested Borrowing, the amount of all Tranche A Loans outstanding and all accrued but unpaid Debt Service in respect of such Tranche A Loans does not exceed “X”, calculated as follows:
X = (2 x C)
          where

*	Include bracketed language only if there is a balance in the Dollar Disbursement Guarantee Account.

     “C” is U.S. $_______, which is the sum of the available undrawn amount of all Disbursement LCs [and all cash deposits held in the Dollar Disbursement Guarantee Account]* .
     d. After giving effect to the Requested Borrowing, the aggregate amount of all outstanding Loans does not exceed the Contract Price.
     e. Each of the conditions precedent to the making of the Requested Borrowing are satisfied and shall remain satisfied on and as of the Requested Borrowing Date.
     f. The Borrower has delivered to the Intercreditor Agent all Monthly Reports delivered to CFE pursuant to the Public Works Contract and all certifications or other responses thereto received from CFE.

Very truly yours, CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V.
By:
Name:
Title:

*	Id.

SCHEDULE I
COST CERTIFICATE

Current Month (Mes en Curso)
	Cumulative[10]	Budget	Actual (Actual)
A. DIRECT COSTS COSTOS DIRECTOS
Workforce Mano de Obra
Materials Materiales
Machinery Maquinaria
Materials Processing Procesamiento de Materiales
Electromechanical Electromecánicos
B. INDIRECT COSTS COSTOS INDIRECTOS
Construction and conservation of access roads Construcción y Conservación de Accesos
Other installations for electromechanical works Otras instalaciones para trabajos electromecánicos
Installment and dismantling of Equipment Montaje y Desmantelamiento de Equipo
Technical and Administrative Personnel Personal Técnico y Administrativo
Travel Allowance Pasajes y viáticos
Other services Otros Servicios
Execution of Workforce Contracts Suscripción de contratos de Trabajo
Buildings and locals Edificios y otras construcciones
Maintenance and storage premises Locales de mantenimiento y guarda
Warehouses Bodegas
General Installations Instalaciones Generales
Equipment, furniture and other fixtures Equipos, Muebles y enseres
Rents (buildings, vehicles) Rentas (construcciones, vehículos)
Construction of camps Construcción de campamentos
Installation of electric lines Instalación de líneas eléctricas

[10]	Insert cumulative amount to date including amounts included in this Notice of Borrowing.

Current Month (Mes en Curso)
	Cumulative[10]	Budget	Actual (Actual)
Freight and transport of Machinery and others Fletes y acarreos de Maquinaria y otros.
Telecommunications Telecomunicaciones
Information Technologies (Software and Hardware) Tecnología Informática (Software and Hardware)
Electricity, Gas Electricidad y Gas
Bidding Costs Costos de Licitación
Construction of camps, plants and installation elements Construcción de campamentos, plantas y elementos para instalaciones
Engineering, Consulting and Laboratories Consultoría y Laboratorio de Ingeniaría
Insurance, Performance Bond Seguros, Fianza de Desempeño
Corporate Allocation Gastos Corporativos
Profits before tax Utilidad antes de Impuestos
VAT Payable IVA a Pagar
C. AGGREGATE DEBT SERVICE SERVICIO DE LA DEUDA EN EL AGREGADO
Debt Service (other than Non-Excluded Taxes, Other Taxes and Additional Amounts) Debt Service (otro que los Impuestos No Excluidos, Otros Impuestos y Montos Adicionales)
Non-Excluded Taxes, Other Taxes and Additional Amounts Impuestos No Excluidos, Otros Impuestos y Montos Adicionales
D. OTHER FINANCING-RELATED EXPENSES (e.g., legal, consultants, agents and the like) OTROS GASTOS RELACIONADOS AL FINANCIAMIENTO (e.g., abogados, consultores, agents y otros)

SCHEDULE II
WIRE TRANSFER INSTRUCTIONS

Exhibit D
to Amended and Restated
Working Capital Facility Credit Agreement
[FORM OF DISBURSEMENT LC]
[LETTERHEAD OF ISSUING BANK]
[Date]
IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___
To:	WestLB AG, New York Branch,
as Working Capital Facility Administrative Agent for the lenders under the Working Capital Facility Credit Agreement and the
Common Agreement referred to below
1211 Avenue of the Americas
New York, New York 10036
Attention: Jared Brenner
Telephone: 1 (212) 852-6166
Telecopier: 1 (212) 789-0075
Dear Sirs:
At the request of our client ____________11 we, the issuing bank (the “Issuing Bank”), hereby establish this unconditional and irrevocable standby Letter of Credit (this “Letter of Credit”) in the amount of _______ (the “Total Amount”) in favor of WestLB AG, New York Branch, in its capacity as Working Capital Facility Administrative Agent under (i) that certain [Working Capital Facility Credit Agreement dated as of October 19, 2007] [Amended and Restated Working Capital Facility Credit Agreement dated as of October 13, 2010] (as the same may be executed, amended, supplemented or otherwise modified from time to time, the “Working Capital Facility Credit Agreement”), among Constructora de Proyectos Hidroeléctricos, S.A. de C.V. as Borrower (the “Borrower”), WestLB AG, New York Branch as Working Capital Facility Administrative Agent (in its capacity as Working Capital Facility Administrative Agent, the “Beneficiary”), and the Working Capital Facility Lenders from time to time party thereto, in connection with certain payment obligations of the Borrower under the Working Capital Facility Credit Agreement and (ii) that certain Common Agreement, dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time, the “Common Agreement”) among the Borrower, the Beneficiary, WestLB AG, New York Branch, as Intercreditor Agent and as Construction Facility Administrative Agent, the Working Capital Facility Lenders from time to time party thereto, the Construction Facility Lenders from time to time party thereto, Citibank, N.A., as Offshore Collateral Agent,

[11]	Insert name of account party, which must not be the Borrower.

Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, as Onshore Collateral Agent.
The aggregate amount required to be paid by the Issuing Bank pursuant to this Letter of Credit shall at no time exceed the Total Amount, and all amounts paid by the Issuing Bank in compliance with this Letter of Credit shall constitute a pro tanto reduction in the Total Amount.
The Beneficiary may demand payment from time to time from the Issuing Bank pursuant hereto by presenting a certificate which conforms to the form set out in Annex A to this Letter of Credit, and completed and purportedly signed by an authorized officer of the Beneficiary (each such certificate, a “Certificate of Execution”). Such Certificates of Execution may be presented in the form of a letter or other writing transmitted by any means of telecommunication. Any such Certificate of Execution shall be dated the date of presentation and shall be presented at or delivered to the office of the Issuing Bank located at _________ or, (i) if transmitted by authenticated SWIFT, address or (ii) if transmitted by telecopy, telex or electronic mail, to the following, respectively, _______, ________or ______.
The Issuing Bank agrees that all demands for payment made by the Beneficiary under this Letter of Credit shall be honored by the Issuing Bank, and agrees to pay the amounts indicated in the Certificate of Execution upon presentation of such Certificate of Execution, provided, that the form of Certificate of Execution and the means of presentation thereof are in compliance with the provisions set forth in the previous paragraph. The Certificate of Execution shall be presented on a Business Day and during business hours of the Issuing Bank, which are understood to be 9:00 a.m. to 5:00 p.m. (______ time). If a Certificate of Execution is presented before 3:00 p.m. (______ time), the Issuing Bank is required to place the corresponding funds at the disposal of the Beneficiary no later than 10:00 a.m. (______ time) on the Business Day immediately following the day on which the Certificate of Execution was presented. In the event a Certificate of Execution is presented after 3:00 p.m. (_______ time), the Issuing Bank is required to place the corresponding funds at the disposal of the Beneficiary, no later than 10:00 a.m. (______ time) on the second Business Day immediately following the day on which the Certificate of Execution was presented. As used in this Letter of Credit, the term “Business Day” means any day of the year other than a day on which banks located in _______ are authorized or are required by law or regulation to close.
In the event a Certificate of Execution fails to comply with any requirement indicated in this Letter of Credit, the Issuing Bank shall immediately notify the Beneficiary in writing at the address indicated in the heading of this letter, or at such other address as the Beneficiary may provide to the Issuing Bank in the future for such purpose, that the presentation has been rejected by the Issuing Bank. The notice of the Issuing Bank shall indicate the reason why the Issuing Bank considers the Certificate of Execution to be not proper and shall place at the disposal of the Beneficiary the documents presented by the Beneficiary in support of its demand for payment. The Beneficiary may thereafter present a new Certificate of Execution that is in compliance with the provisions of this Letter of Credit.
All payments made by the Issuing Bank to the Beneficiary under this Letter of Credit shall be made by means of wire transfer in immediately available funds to the bank account indicated by the Beneficiary in New York, New York, U.S.A., in the corresponding request. The Issuing Bank shall make all payments under this Letter of Credit with its own funds. All payments shall be made by the Issuing Bank to the Beneficiary under this Letter of Credit without the exercise of any rights of set-off, counterclaim or other similar rights.
The Issuing Bank [and any confirming bank of this Letter of Credit12] hereby irrevocably waive[s] all rights and claims against the Borrower and any of its assets in connection with the [______________]13 and this Letter of Credit or arising by operation of law or otherwise in connection therewith (including without limitation pursuant to any applicable principles of subrogation and any and all rights of the Issuing Bank pursuant to any applicable law (including without limitation pursuant to [Sections 5-108(i)(1) and 5-117 of the Uniform Commercial Code of the State of New York)]14 [Rule 8.01 or 8.02 of the ISP98 (as defined below))]15 until such time as the Beneficiary has notified the Issuing Bank in writing that all of the Borrower’s payment obligations pursuant to the financing documents described in the Common Agreement have been irrevocably and indefeasibly paid and satisfied in full and all commitments referred to in any such financing documents have terminated. The waiver set forth in this paragraph shall survive any expiration of this Letter of Credit.
This Letter of Credit shall remain valid until, and expire automatically on, the date (the “Expiration Date”) that is the earlier of (i) the date on which the Total Amount is reduced to zero, and (ii) [INSERT ONE YEAR ANNIVERSARY OF THE DATE OF ISSUANCE] (as such date shall be extended pursuant to the immediately following paragraph). The Beneficiary may not submit any Certificate of Execution after the Expiration Date.
It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for additional periods of one year from the date set forth in subsection (ii) of the immediately preceding paragraph, unless at least ninety (90) days prior to such specified date (as it may have been extended previously hereunder) we notify you by courier that we have elected not to renew this Letter of Credit for any such additional period.
[Applicable Rules: Version 1-UCP]

[12]	If any letter of credit is confirmed, the confirming bank’s form must make clear that that waiver described above is applicable to such bank.

[13]	Insert description of relevant document(s) which governs the reimbursement obligations of the account party to the Issuing Bank.

[14]	Include if LC governed by NY law.

[15]	Insert only if LC utilizes ISP98.

[This Letter of Credit shall be subject to the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit) of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the “UCP”); provided, however, that the provisions of Article 17 thereof are specifically excluded. With regard to all matters not provided for herein, and, to the extent not inconsistent with the UCP, this Letter of Credit shall be governed by and interpreted in accordance with the laws of [the United Mexican States][the State of New York]. The preceding sentence notwithstanding, to the extent Articles 13(b) and 14(d)(i) of the UCP [and Sections 5-108(b) and 5-108(c) of the New York Uniform Commercial Code]16 would or could be construed to extend the express time periods set forth in this Letter of Credit for making payment or giving notice to you that a demand for payment does not conform to the terms and conditions hereunder, we knowingly and willingly waive our rights in respect of such provisions and we will make payment hereunder or give notice in accordance with the terms and conditions of this Letter of Credit.
Notwithstanding Article 48 of the UCP, this Letter of Credit may be transferred to any person that is a transferee of any Beneficiary’s interest under (a) the Working Capital Facility Credit Agreement, or (b) any other agreements entered into by the Borrower in connection with the financing of the Project (as defined below), and the Issuing Bank [and confirming bank] hereby irrevocably consent[s] to and agree[s] to effect any such transfer. Such transfer shall be effected upon delivery to us of this Letter of Credit accompanied by a properly completed notice of transfer in the form attached as Annex B. Upon written request in connection with such transfer, we shall issue a replacement Letter of Credit on the same terms as this Letter of Credit but with revised Annexes A and B showing the name of the transferee where applicable. [To the extent Section 5- 112(b)(2) of the New York Uniform Commercial Code would or could be construed to impose any additional requirement relating to any such transfer, we knowingly and willingly waive our rights in respect of such provision and we will effect such transfer in accordance with the terms and conditions of this Letter of Credit.]17
As used herein, “Project” shall mean the hydroelectric generating plant to be developed and constructed by the Borrower in the States of Jalisco and Nayarit, Mexico.]
[Applicable Rules: Version 2 — ISP98 (to be used only if the Letter of Credit Provider cannot provide a Letter of Credit governed by the UCP)]
[This Letter of Credit shall be subject to the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit) of the International Standby Practices of 1998 (the “ISP98”). With regard to all matters not provided for herein, and, to the extent not inconsistent with the ISP98, this Letter of Credit shall be governed by and interpreted in accordance with the laws of [the United Mexican States][the State of New York]. The preceding sentence notwithstanding, to the extent Rules 5.01, 5.03 or 5.04 of the ISP98 [and Sections 5-108(b) and 5-108(c) of the New York Uniform Commercial Code]18

[16]	Include if LC governed by NY law.

[17]	Include if LC governed by NY law.

[18]	Include if LC governed by NY law.

would or could be construed to extend the express time periods set forth in this Letter of Credit for making payment or giving notice to you that a demand for payment does not conform to the terms and conditions hereunder, we knowingly and willingly waive our rights in respect of such provisions and we will make payment hereunder or give notice in accordance with the terms and conditions of this Letter of Credit.
Notwithstanding Rules 6.02, 6.03 and 6.04 of the ISP98, this Letter of Credit is transferable (i) to any person that is a transferee of any Beneficiary’s interest under (a) the Working Capital Facility Credit Agreement, or (b) any other agreements entered into by the Borrower in connection with the financing of the Project (as defined below), and the Issuing Bank [and confirming bank] hereby irrevocably consent[s] to and agree[s] to effect any such transfer. Such transfer shall be effected upon delivery to us of this Letter of Credit accompanied by a properly completed notice of transfer in the form attached as Annex B. Upon written request in connection with such transfer, we shall issue a replacement Letter of Credit on the same terms as this Letter of Credit but with revised Annexes A and B showing the name of the transferee where applicable. To the extent Rule 6 of the ISP98 [or Section 5-112(b)(2) of the New York Uniform Commercial Code]19 would or could be construed to impose any additional requirement relating to any such transfer, we knowingly and willingly waive our rights in respect of such provision and we will effect such transfer in accordance with the terms and conditions of this Letter of Credit.
As used herein, “Project” shall mean the hydroelectric generating plant to be developed and constructed by the Borrower in the States of Jalisco and Nayarit, Mexico.]
[Dispute Resolution: Version 1 — New York law]
We hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state courts sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Letter of Credit. We hereby waive, to the fullest extent permitted by law, any objection which we may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. In addition, we hereby agree to receive and accept service of process sent by registered or certified mail or by overnight courier to the address at which a sight draft delivered pursuant hereto is to be presented.
[Dispute Resolution: Version 2 — Mexican Law (to be used only if the Letter of Credit Provider cannot provide a Letter of Credit governed by New York Law ]
Any disputes and other matters in question arising out of or relating to this Letter of Credit, or the alleged breach hereof, or in any way relating to the subject matter of this Letter of Credit or the relationship between the Parties created by this Letter of Credit (hereafter a “Dispute”) shall be finally resolved by binding arbitration administered by the American Arbitration Association (“AAA”) under the AAA International Arbitration

[19]	Include if LC governed by NY law.

Rules (the “Rules”) then in force, to the extent such Rules are not inconsistent with the provisions of this Letter of Credit. The arbitral tribunal shall be composed of three arbitrators (the “Tribunal”) appointed and confirmed in accordance with the Rules. The seat of the arbitration shall be New York, New York. The arbitration shall be conducted and the award rendered in the English language. The Tribunal shall not have the authority to modify or amend any term or provision of this Letter of Credit. The Parties agree to accept and honor any interim orders and agree that any such interim orders may be enforced as necessary in any court having relevant jurisdiction. The award shall be final, non-appealable and binding on the Parties and may be enforced by a competent court. The Tribunal’s award shall be entitled to all of the protections and benefits of a final judgment as to any Dispute, including compulsory counterclaims, that were or could have been presented to the Tribunal. Except to the extent necessary for proceedings relating to enforcement of the arbitration agreement, the award or other, related rights of the Parties, the fact of the arbitration, the arbitration proceeding itself, all evidence, memorials or other documents exchanged or used in the arbitration and the arbitrators’ award shall be maintained in confidence by the Parties to the fullest extent permitted by applicable law. The Tribunal shall designate a prevailing Party (or Parties) in its final award. Pursuant to this determination, the Tribunal shall award to the prevailing Party (or Parties) its attorneys’ fees, costs and expenses of the arbitration (including the arbitrators’ fees and expenses) in full. The award shall include interest, unless the Tribunal determines it is not appropriate. Interest shall run from the date of any breach or violation of this Agreement, which shall be determined by the Tribunal in its award. If the Tribunal cannot determine such date or fails to specify such date in its award, interest shall run from the date of filing of the request for arbitration. Interest shall continue to run from the date of award until the award is paid in full. Interest shall be calculated monthly at a rate equal to the one-year US$ LIBOR rate as published by the Financial Times on the first business day of the month plus 4 percent.
Any communication from the Beneficiary regarding this Letter of Credit shall be made in writing and delivered in accordance with the procedures for presentation of the Certificates of Execution.
No provision of this Letter of Credit shall be amended or modified without the express written consent of the Beneficiary hereunder.
[We hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Letter of Credit or any instrument, certificate or document delivered in connection herewith.]20
The benefit and burden of this Letter of Credit may not be assigned or transferred by us except with your prior written consent.
Sincerely,
[Name of Issuing Bank]

[20]	Include if LC governed by NY law.

By:			By:

	Name:			Name:
	Title:	Authorized Representative		Title:	Authorized Representative

ANNEX A
FORM OF CERTIFICATE OF EXECUTION
TO: [INSERT NAME AND ADDRESS OF ISSUING BANK]
Attention:
RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. _________
Dear Sirs:
I refer to Irrevocable Standby Letter of Credit No. ___ dated _________, ___ issued by [Issuing Bank] in the amount of ___ Dollars (U.S.$_______) in favor of [___________]21, as [______]22 (the “Beneficiary”) in connection with the obligations of the Borrower under the Working Capital Facility Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Letter of Credit.
In my capacity as an authorized officer of the Beneficiary, I hereby certify that:
(a) [The Borrower has failed to comply with its payment obligations under the Working Capital Facility Credit Agreement. Accordingly, the Beneficiary has the right to draw on the Letter of Credit in the amount set forth in paragraph (b) below.]
OR
[You have notified us of your election not to renew the Letter of Credit and no replacement letter of credit has been provided to us on behalf of the Borrower.]
(b) The amount that the Beneficiary is entitled to draw on the Letter of Credit is U.S. $_______.
In consideration of the matters set forth above, I hereby demand the wire transfer to bank account number _________ at _________ in immediately available funds of the amount indicated in paragraph (b) above. Payment by the Issuing Bank shall be understood to be made in order to give effect to the Letter of Credit.

[21]	Insert name of Beneficiary.

[22]	Insert capacity of Beneficiary.

[Place and Date of Execution]

Sincerely, [BENEFICIARY] [____________][23], as [____________][24]
By:
Name:
Title:

[23]	Insert name of Beneficiary.

[24]	Insert capacity of Beneficiary.

ANNEX B
[FORM OF NOTICE OF TRANSFER]
DATE: _________
TO: [INSERT NAME AND ADDRESS OF ISSUING BANK]
Attention:
RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____
The undersigned, an authorized officer of [_______]25, hereby certifies to [INSERT NAME OF ISSUING BANK] that:
All rights of the undersigned to draw under the Letter of Credit have been and hereby are irrevocably transferred to:

(NAME OF TRANSFEREE)

(ADDRESS OF TRANSFEREE)
By transfer, all rights of the undersigned in the Letter of Credit are transferred to the transferee and said transferee shall have all and exclusively the sole rights as Beneficiary of the Letter of Credit, including (without limitation) the right to draw funds under the Letter of Credit in accordance with its terms.
As provided under the terms of the Letter of Credit, please issue a replacement Letter of Credit in the name of the transferee at the address set forth above, in an amount equal to the stated amount of the Letter of Credit on the date of this notice, and otherwise on the same terms as the original Letter of Credit due but with revised Annexes A and B to the Letter of Credit showing the name of the Transferee where applicable..

[____________][26], as Transferor
By:
Name:
Title:

[25]	Insert name of Beneficiary.

[26]	Insert name of Transferor.

Exhibit E
to Amended and Restated
Working Capital Facility Credit Agreement
[FORM OF GUARANTOR CONFIRMATION]
Confirmation
     [[Name of Guarantor] (the “Guarantor”)] [Each of [Name of Guarantors] (each a “Guarantor”)] hereby confirms and agrees that, notwithstanding (i) Consent, Joinder, Waiver and Amendment No. 3 to the Common Agreement, (ii) Amendment No.1 to the U.S. Security Agreement (iii) Amendment No.1 to the Depositary Agreement and (iv) the amendment and restatement of the Working Capital Facility Credit Agreement (to which this Confirmation is attached), the [name of guarantee] (as defined in the Common Agreement) is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects and the obligations of the undersigned under the [name of guarantee] remain unimpaired and are in full force and effect.
     [The] [Each] Guarantor represents and warrants that: (a) this Confirmation has been duly executed and delivered by [the] [each] Guarantor and (b) this Confirmation constitutes a legal, valid and binding obligation of [the] [each] Guarantor, enforceable in accordance with its terms. [The] [Each] Guarantor hereby represents and warrants that each of its representations and warranties set forth in Article III of the [name of guarantee] are true and correct on and as of the date hereof as if made on the date hereof (other than any such representation and warranty that is expressly stated to have been made as of an earlier date, in which case such representation and warranty was true and correct on and as of such earlier date).
     Terms used but not defined herein shall have the respective meanings accorded thereto by the Common Agreement, dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time) among Constructora de Proyectos Hidroélectricos, S.A. de C.V. as Borrower, WestLB AG, New York Branch as Intercreditor Agent, Construction Facility Administrative Agent and Working Capital Facility Administrative Agent, each of the banks and other financial institutions listed on the signature pages thereto as Construction Facility Lenders and Working Capital Facility Lenders, Citibank, N.A. as Offshore Collateral Agent, Banco Nacional de México, Integrante del Grupo Financiero Banamex as Onshore Collateral Agent and the other Lenders (as defined therein) and Lender Representatives (as defined therein) from time to time party thereto.

[GUARANTOR]
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

Accepted and agreed: CITIBANK, N.A., as Offshore Collateral Agent
By:
Name:
Title: